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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-211240

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities	$425,000,000	$42,797.50

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended

Prospectus Supplement to Prospectus dated May 9, 2016

$425,000,000

MGIC INVESTMENT CORPORATION

5.750% Senior Notes due 2023

          We are offering $425,000,000 aggregate principal amount of our 5.750% Senior Notes due 2023 (the "notes"). The notes will bear interest at a rate of 5.750% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2017. The notes will mature on August 15, 2023 unless earlier redeemed. We may redeem the notes at any time or from time to time, in whole or in part, at the applicable redemption price described in this prospectus supplement under "Description of the Notes — Optional Redemption". The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

          The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future senior unsecured indebtedness.

          The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system.

          You should carefully consider the discussion under "Risk Factors" beginning on page S-7 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Initial price to public(1)	100.000%	$425,000,000
Underwriting discounts	1.625%	$6,906,250
Proceeds, before expenses, to us	98.375%	$418,093,750

(1)
Plus accrued interest, if any, from August 5, 2016, if settlement occurs after that date.

          The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about August 5, 2016, against payment therefor in immediately available funds.

Sole Book-Running Manager

Goldman, Sachs & Co.

Co-Manager

Morgan Stanley

Prospectus Supplement dated August 2, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

          If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated into each by reference include important information about us, the notes being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before investing in the notes.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized is accurate only as of the date of such document or the documents containing such incorporated information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

          Unless the context otherwise requires, the terms "Company", "we", "our" and "us" and other similar terms mean MGIC Investment Corporation and its consolidated subsidiaries. References to "MGIC" means Mortgage Guaranty Insurance Corporation. MGIC is our primary insurance subsidiary. The description of our business in this prospectus generally does not apply to our Australian operations which have historically been immaterial.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

          This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, including the documents incorporated by reference therein, may contain statements that we believe to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We are including this Cautionary Statement to make applicable, and take advantage of, among other things, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, claims, earnings, costs, debt and equity levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference, words such as we "expect", "intend", "plan", "estimate", "anticipate", "believe" or "should" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include the factors described under "Risk Factors" in this prospectus supplement and Exhibit 99 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 incorporated by reference into this prospectus.

          We urge you to consider these factors before investing in the notes. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, or in the documents incorporated by reference therein, are made only as of the date of the prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized or the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances, except as required by law.

iii

PROSPECTUS SUPPLEMENT SUMMARY

          The information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the notes. For a more complete understanding of us and this offering, please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in the notes discussed under "Risk Factors" in this prospectus supplement and Exhibit 99 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, carefully.

 MGIC Investment Corporation

          We are a holding company and through wholly-owned subsidiaries we provide private mortgage insurance. As of June 30, 2016, our principal mortgage insurance subsidiary, MGIC, was licensed in all 50 states of the United States, the District of Columbia, Puerto Rico and Guam. During 2015, we wrote new insurance in each of those jurisdictions. In addition to mortgage insurance on first mortgage loans, we, through subsidiaries other than MGIC, provide lenders with various underwriting and other services and products related to home mortgage lending. For the years ended December 31, 2015 and 2014, our net premiums written were $1.0 billion and $882.0 million, respectively, and our primary new insurance written was $43.0 billion and $33.4 billion, respectively. For the six months ended June 30, 2016 and 2015, our net premiums written were $481.3 million and $461.2 million, respectively, and our primary new insurance written was $20.9 billion and $20.8 billion, respectively. As of June 30, 2016, our direct primary insurance in force (the unpaid principal balance of insured loans as reflected in our records) was $177.5 billion and our direct primary risk in force (the coverage percentage applied to the unpaid principal balance) was $46.2 billion.

          Our current business strategies are (1) prudently growing insurance in force, (2) pursuing new business opportunities that leverage our core competencies, (3) preserving and expanding our role and that of the private mortgage insurance industry in housing finance policy, (4) managing and deploying capital to optimize creation of shareholder value and (5) developing and diversifying the talents of our co-workers.

          We are a Wisconsin corporation organized in 1984. Our principal office is located at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and our telephone number is 414-347-6480.

 The Offering

          Summary details of the offering of the notes under this prospectus supplement and the accompanying prospectus are set forth below. Certain terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes.

Issuer	MGIC Investment Corporation
Notes Offered	$425 million aggregate principal amount of 5.750% Senior Notes due 2023.
Maturity Date	August 15, 2023.
Interest	Interest on the notes is payable semi-annually on February 15 and August 15 of each year, beginning February 15, 2017, at the rate of 5.750% per year.
Optional Redemption

We may redeem the notes, in whole or in part, at our option at any time or from time to time prior to maturity at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the make-whole amount, which is the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed discounted at the Treasury Rate plus 50 basis points, plus, in each case, accrued interest thereon to, but excluding, the redemption date. See "Description of the Notes — Optional Redemption".

Ranking

The notes will be our senior unsecured obligations and will be equal in right of payment to all our existing and future senior debt, including our 5% Convertible Senior Notes due 2017 ("2017 Convertible Notes") and 2% Convertible Senior Notes due 2020 ("2020 Convertible Notes"), and will be senior in right of payment to our existing and future subordinated indebtedness, including our 9% Convertible Junior Subordinated Debentures due 2063 ("2063 Convertible Debentures"). The notes will effectively rank junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness and all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries. As of June 30, 2016, we had no secured indebtedness outstanding. As of June 30, 2016, we had approximately $636 million of senior indebtedness that would rank equally with the notes. As of June 30, 2016, our subsidiaries had $155 million of indebtedness outstanding (exclusive of trade payables and insurance liabilities) in the form of a secured fixed rate advance from the Federal Home Loan Bank of Chicago that would effectively rank senior in right of payment to the notes. See "Description of the Notes — Ranking".

Use of Proceeds

We intend to use the net proceeds from this offering, together with, in certain cases, shares of our common stock, to purchase approximately $292 million aggregate principal amount of our 2020 Convertible Notes. We also intend to use a portion of the net proceeds to purchase shares of our common stock to offset the shares used as partial consideration in the purchase of our 2020 Convertible Notes. Any remaining proceeds, which we currently expect to be approximately $53 million, will be added to our funds available for general corporate purposes and may be used to purchase additional 2020 Convertible Notes. The excess of the purchase price of the 2020 Convertible Notes over their par value will be reflected as a loss in our Statement of Operations in the third quarter of 2016, net of tax. The foregoing discussion of our use of proceeds from this offering reflects our current estimates based on our latest discussions with holders of our 2020 Convertible Notes and the closing market price of our common stock on August 1, 2016; however, we do not have definitive agreements in place with respect to certain of the anticipated repurchase transactions, and the price at which we purchase shares of our common stock will likely be different, and therefore our actual use of proceeds from this offering may change from these estimates.

Further Issuances

We will have the right to issue additional debt securities in the future, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, having the same terms (other than the original issuance date and, under certain circumstances, the public offering price and the initial interest payment date) as the notes offered by this prospectus supplement. If issued, any additional debt securities will become part of the same series as the notes offered by this prospectus supplement.

Form and Denomination

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A., and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement and in the accompanying prospectus, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Listing	We do not intend to apply for listing of the notes on any securities exchange.
U.S. Federal Tax Consequences	For a discussion of certain U.S. federal income tax consequences of holding and disposing of the notes, see "Certain U.S. Federal Income Tax Consequences".
Trustee	U.S. Bank National Association.
Governing Law	The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors

You should carefully consider the discussion under "Risk Factors" beginning on page S-7 of this prospectus supplement and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that should be considered before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

          The following financial information as of and for each of the years in the three-year period ended December 31, 2015 is derived from our audited consolidated financial statements and related notes incorporated by reference herein. The following financial information as of and for the six-month periods ended June 30, 2016 and June 30, 2015 is derived from our unaudited consolidated financial statements and related notes incorporated by reference herein. The results for the six-month interim periods ended June 30, 2016 and 2015 contain, in management's opinion, all necessary adjustments for a fair presentation of our financial position and result of operations. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016. You should read the financial information presented below in conjunction with our consolidated financial statements and accompanying notes as well as the management's discussion and analysis of financial condition and results of operations, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,

	2016	2015	2015	2014	2013

Income Statement Data (in thousands):
Revenues:
Premiums written
Direct	$547,404	$526,816	$1,074,490	$999,943	$994,910
Assumed	390	646	1,178	1,653	2,074
Ceded	(66,498)	(66,231)	(55,391)	(119,634)	(73,503)

Net premiums written	481,296	461,231	1,020,277	881,962	923,481
(Increase) decrease in unearned premiums	(28,499)	(30,435)	(124,055)	(37,591)	19,570

Net premiums earned	452,797	430,796	896,222	844,371	943,051
Investment income, net of expenses	55,057	49,876	103,741	87,647	80,739
Net realized investment gains (losses):
Total other-than-temporary impairment losses	—	—	—	(144)	(328)
Portion of losses recognized in other comprehensive income (loss), before taxes	—	—	—	—	—

Net impairment losses recognized in earnings	—	—	—	(144)	(328)
Other realized investment gains	3,892	26,493	28,361	1,501	6,059

Net realized investment gains	3,892	26,493	28,361	1,357	5,731
Other revenue	10,367	6,179	12,457	8,422	9,914

Total revenues	522,113	513,344	1,040,781	941,797	1,039,435
Losses and expenses:
Losses incurred, net	131,602	172,023	343,547	496,077	838,726
Change in premium deficiency reserve	—	(23,751)	(23,751)	(24,710)	(25,320)
Amortization of deferred policy acquisition costs	4,206	3,803	8,789	7,618	10,641
Other underwriting and operating expenses, net	75,125	75,097	155,577	138,441	181,877
Interest expense	26,945	34,735	68,932	69,648	79,663
Loss on debt extinguishment	15,308	—	—	—	—

Total losses and expenses	253,186	261,907	553,094	687,074	1,085,587

Income (loss) before taxes	268,927	251,437	487,687	254,723	(46,152)
Provision for (benefit from) income taxes	90,515	4,707	(684,313)	2,774	3,696

Net income (loss)	$178,412	$246,730	$1,172,000	$251,949	$(49,848)

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,

	2016	2015	2015	2014	2013

Balance Sheet Data (in thousands)
Total investments	$4,566,078	$4,552,110	$4,663,206	$4,612,669	$4,866,819
Cash and cash equivalents	300,974	215,770	181,120	197,882	332,692
Total assets	5,744,786	5,238,643	5,868,343	5,251,414	5,582,579
Loss reserves	1,632,333	2,110,761	1,893,402	2,396,807	3,061,401
Premium deficiency reserves	—	—	—	23,751	48,461
Short- and long-term debt	155,000	61,929	—	61,883	82,662
Convertible senior notes	636,324	831,873	822,301	830,015	826,300
Convertible junior debentures	256,872	389,522	389,522	389,522	389,522
Shareholders' equity	2,511,679	1,238,284	2,236,140	1,036,903	744,538
New insurance written (in millions):
Primary insurance	$20,931	$20,774	$43,031	$33,439	$29,796
Primary risk	5,241	5,200	10,824	8,530	7,541
Insurance in force (in millions):
Direct primary insurance	$177,472	$168,783	$174,514	$164,919	$158,723
Direct primary risk	46,235	43,958	45,462	42,946	41,060
Direct pool risk
With aggregate loss limits	249	282	271	303	376
Without aggregate loss limits	343	456	388	505	636
Primary loans in default ratios:
Policies in force	992,076	979,202	992,188	968,748	960,163
Loans in default	52,558	66,357	62,633	79,901	103,328
Percentage of loans in default	5.30%	6.78%	6.31%	8.25%	10.76%
Percentage of loans in default — bulk	19.79%	22.42%	21.89%	26.23%	29.32%
Insurance operating ratios (GAAP)(1):
Loss ratio	29.1%	39.9%	38.3%	58.8%	88.9%
Underwriting expense ratio	15.3%	15.7%	14.9%	14.7%	18.6%
Risk-to-capital ratio (statutory basis):
MGIC	11.6	13.2	12.1	14.6	15.8
Combined insurance companies	13.2	14.8	13.6	16.4	18.4
PMIERs (in billions)(2):
Available assets	$4.7	n/a	$5.0	n/a	n/a
Minimum required assets	4.2	n/a	4.5	n/a	n/a

(1)
The loss ratio is the ratio, expressed as a percentage, of the sum of incurred losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio, expressed as a percentage, of the combined insurance operations underwriting expenses to net premiums written.

(2)
Private mortgage insurer eligibility requirements of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

RISK FACTORS

          You should carefully consider each of the risks described below and in Exhibit 99 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, which is incorporated by reference into this prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes. If any of the following risks develop into actual events, our business, financial condition, results of operations or the market value of the notes could be materially adversely affected and you may lose all or part of your investment. Some factors in this section are forward-looking statements. For a discussion of those statements, see "Cautionary Statement Regarding Forward-Looking Information".

Risks Related to the Offering and the Notes

           The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.

          The notes will rank senior in right of payment to existing and future indebtedness that is expressly subordinated in right of payment to the notes, including our 9% Junior Convertible Subordinated Debentures due 2063; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after any secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional indebtedness or securing any of our indebtedness nor does it prohibit any of our subsidiaries from incurring additional liabilities. As of June 30, 2016, we had outstanding $636 million of outstanding senior indebtedness and $257 million of subordinated indebtedness (an additional $133 million of that subordinated indebtedness is outstanding and held by MGIC but is eliminated in our consolidated financial statements and in the table under "Capitalization"), and our subsidiaries had $155 million of indebtedness outstanding (exclusive of trade payables and insurance and other liabilities) in the form of a secured fixed rate advance from the Federal Home Loan Bank of Chicago to MGIC.

           The notes are our obligations only and a significant portion of our operations are conducted through, and a significant portion of our consolidated assets are held by, our subsidiaries.

          The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A significant portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends primarily upon the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to regulatory, contractual and other restrictions and are subject to other business considerations, including private mortgage insurer eligibility requirements of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

          We are a holding company and the payment of dividends from our insurance subsidiaries is restricted by insurance regulation. MGIC is the principal source of dividend-paying capacity. In 2009 through 2015, MGIC did not pay any dividends to us. Through June 30, 2016, MGIC has paid $32 million of extraordinary dividends to us after receiving regulatory approval.

          There can be no assurance that MGIC will receive regulatory approval to pay dividends in the future based on the regulator's assessment of MGIC's financial condition and other factors.

           Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

          Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

           Increased leverage as a result of this offering may harm our financial condition and results of operations.

          We currently have, and following this offering of notes and the use of proceeds therefrom will continue to have, a significant amount of debt outstanding. See "Capitalization". In addition, the indenture for the notes will not restrict our ability to incur additional indebtedness. We may also incur additional long-term indebtedness or obtain working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing;

  •
  requiring the dedication of a substantial portion of the cash flow from our subsidiaries' operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

  •
  adversely impacting our credit or financial strength ratings, or making it more difficult for us to obtain investment-grade credit ratings in the future;

  •
  making it more difficult to conduct our business successfully or to grow our business, or limiting our flexibility in planning for, or reacting to, changes in our business; and

  •
  placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources or ratings.

          We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. Our cash needs may increase if, among other things, we make acquisitions, investments, or enter into strategic transactions or initiatives in furtherance of our business strategy, including repurchases or redemptions of existing indebtedness or other securities. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future, which may be secured, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.

           The indenture under which the notes will be issued will contain only limited protection for holders of the notes in the event we are involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, in the future.

          The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture will not contain any provisions restricting our ability to:

  •
  incur additional unsecured debt, including debt senior in right of payment to the notes;

  •
  pay dividends on or purchase or redeem capital stock;

  •
  sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of its assets and its ability to sell the stock of certain subsidiaries);

  •
  enter into transactions with affiliates;

  •
  create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or

  •
  create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

          Additionally, the indenture will not require us to offer to purchase the notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

           If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

          The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the notes after the offering is completed as permitted by applicable law and regulations. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of notes, regardless of our prospects or financial performance.

           An adverse rating of the notes, or a downgrade or potential downgrade of our credit ratings, may cause the trading price of the notes to fall.

          Credit ratings are limited in scope, and do not address all material risks related to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Rating agencies may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price or liquidity of the notes could significantly decline. A downgrade or potential downgrade of our credit ratings may also cause the trading price of the notes to fall. Ratings on the notes are not a recommendation to buy the notes and such ratings may be withdrawn or changed at any time.

           We may redeem your notes at our option, which may adversely affect your return.

          We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See "Description of the Notes — Optional Redemption" for a more detailed description of the conditions under which we may redeem the notes.

           We cannot assure you as to the market price for the notes; therefore, you may suffer a loss.

          We cannot assure you as to the market price for the notes. If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

  •
  the number of potential buyers;

  •
  the level of liquidity of the notes;

  •
  our credit ratings published by major credit ratings agencies;

  •
  our financial performance;

  •
  the amount of total indebtedness we have outstanding;

  •
  the level, direction and volatility of market interest rates generally;

  •
  the market for similar securities;

  •
  the repayment and redemption features of the notes; and

  •
  the time remaining until the notes mature.

          As a result of these and other factors, you may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 30,	Fiscal Years Ended December 31,

	2016	2015	2014	2013	2012		2011

Ratio of net earnings (loss) to fixed charges	10.9x	8.0x	4.6x	0.4x		(1)		(1)

(1)
Total earnings were insufficient to cover fixed charges by $928.6 million and $484.3 million in 2012 and 2011, respectively.

          For purposes of computing the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

USE OF PROCEEDS

          We estimate that the net proceeds from this offering will be approximately $416.9 million, after deducting the underwriting discounts and commissions and offering expenses.

          We intend to use the net proceeds from this offering, together with, in certain cases, shares of our common stock, to purchase approximately $292 million aggregate principal amount of our 2020 Convertible Notes. As of June 30, 2016, we had $500,000,000 aggregate principal amount of 2020 Convertible Notes outstanding. Interest is payable on the 2020 Convertible Notes at the rate of 2% per year. We also intend to use a portion of the net proceeds to purchase shares of our common stock to offset the shares used as partial consideration in the purchase of our 2020 Convertible Notes. Any remaining proceeds, which we currently expect to be approximately $53 million, will be added to our funds available for general corporate purposes and may be used to purchase additional 2020 Convertible Notes. The excess of the purchase price of the 2020 Convertible Notes over their par value will be reflected as a loss in our Statement of Operations in the third quarter of 2016, net of tax.

          The foregoing discussion of our use of proceeds from this offering reflects our current estimates based on our latest discussions with holders of our 2020 Convertible Notes and the closing market price of our common stock on August 1, 2016; however, we do not have definitive agreements in place with respect to certain of the anticipated repurchase transactions, and the price at which we purchase shares of our common stock will likely be different, and therefore our actual use of proceeds from this offering may change from these estimates.

 CAPITALIZATION

          The following table shows our capitalization at June 30, 2016:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect this offering and the use of proceeds of this offering. See "Use of Proceeds".

          You should read this table in conjunction with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At June 30, 2016(1)

	Actual	As Adjusted(2)

	(In thousands)
	(unaudited)
Long-term debt:
1.91% Federal Home Loan Bank advance (the "Advance")	$155,000	$155,000
5.0% convertible senior notes due 2017	145,002	145,002
2.0% convertible senior notes due 2020	500,000	207,598
9% convertible junior subordinated debentures due 2063(3)	256,872	256,872
Notes offered hereby	—	425,000

Long-term debt, par value	1,056,874	1,189,472
Less: Debt issuance costs on long-term debt	(8,678)	(12,020)

Long-term debt, carrying value	1,048,196	1,177,452

Shareholders equity:
Common stock	341,076	359,389
Paid-in capital	1,660,666	1,775,308
Treasury stock	(3,362)	(136,318)
Accumulated other comprehensive income, net of tax	44,840	44,840
Retained earnings	468,459	418,797

Total shareholders' equity	2,511,679	2,462,017

Total capitalization	$3,559,875	$3,639,469

(1)
As of June 30, 2016, on an actual and as adjusted basis, we had approximately $217 million and $268 million, respectively, in cash and investments at our holding company.

(2)
The "As Adjusted" column assumes:

•
the repurchase of $292 million aggregate principal amount of the 2.0% convertible senior notes due 2020;

•
the issuance of 18.3 million newly-issued shares of common stock issued in connection with the foregoing repurchases of the 2.0% convertible senior notes due 2020; and

•
the repurchase of 18.3 million shares of common stock at the closing price of such stock on August 1, 2016.

  The actual amounts repurchased and the repurchase price for the shares of common stock repurchased may be different from those assumed above.

(3)
Amounts exclude $132.7 million of such debentures held by MGIC.

DESCRIPTION OF THE NOTES

          We have summarized provisions of the notes below. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities under the caption "Description of the Debt Securities" in the accompanying prospectus.

          The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus, the senior indenture, dated as of October 15, 2000, between us and U.S. Bank National Association (as successor in interest to Bank One Trust Company, National Association), as trustee, which we sometimes refer to in this prospectus supplement as the "trustee", as amended and supplemented by a third supplemental indenture, to be dated as of the issue date of the notes, between us and the trustee. We sometimes refer in this prospectus supplement to the senior indenture, as so amended and supplemented, as the "indenture" or the "senior indenture". The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In this "Description of the Notes" section, unless the context otherwise requires, the terms "Company", "we", "our" and "us" and other similar terms mean MGIC Investment Corporation only, excluding its consolidated subsidiaries.

General

          We will issue the notes as a separate series of securities under the indenture.

          We are offering the notes in the aggregate principal amount of $425,000,000. We may, without the consent of the holders, issue additional notes and thereby increase that principal amount in the future, on the same terms and conditions (except for the public offering price and issue date) and with the same CUSIP number as the notes we offer by this prospectus supplement.

          The notes will mature on August 15, 2023 and will bear interest at a rate of 5.750% per year. Interest on the notes will accrue from August 5, 2016, or from the most recent interest payment date to which interest has been paid or duly provided for. We:

  •
  will pay interest on the notes semi-annually on February 15 and August 15 of each year, beginning February 15, 2017;

  •
  will pay interest to the person in whose name a note is registered at the close of business on the February 1 or August 1 preceding the interest payment date;

  •
  will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

  •
  will make payments on the notes at the offices of the trustee; and

  •
  may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the notes register.

          If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. "Business day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required to close.

          We will issue the notes only in fully registered form, without coupons, in denominations of $2,000 and multiples of $1,000.

Ranking

          The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The notes will rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will effectively rank junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. As of June 30, 2016, we had (i) no secured indebtedness outstanding, (ii) approximately $636 million of senior indebtedness that would rank equally with the notes and (iii) approximately $257 million of 9% convertible junior subordinated debentures due 2063 (which amount excludes approximately $133 million of such debentures held by MGIC) that would be junior in right of payment to the notes.

          The indenture does not limit the amount of unsecured debt that we or our subsidiaries may incur. However, the indenture does restrict our ability and our subsidiaries' ability to incur debt secured by liens on the capital stock of certain of our subsidiaries. See "Description of Notes — Restrictive Covenants — Limitations on Liens on Stock of Designated Subsidiaries".

          We are a holding company and our principal source of cash is dividends from our Mortgage Guaranty Insurance Corporation subsidiary. Under applicable state insurance law, the amount of cash dividends and other distributions that can be paid from Mortgage Guaranty Insurance Corporation may be restricted. We describe these restrictions in general terms in the note to our consolidated financial statements that discusses dividend restrictions. We also discuss in this note the differences between generally accepted accounting principles and statutory insurance accounting principles. One of the insurance law dividend restriction tests is based on statutory policyholders' surplus, which is computed under statutory accounting principles by counting items as liabilities that are not counted as liabilities under generally accepted accounting principles. We discuss these restrictions and differences in the notes to our consolidated financial statements included in our most recent Annual Report on Form 10-K, which is one of the documents we incorporate by reference into this prospectus. See "Where You Can Find More Information".

          In addition, we conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, insurance and other laws and regulations, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain the cash required to pay our obligations, including payments on the notes. The notes will be structurally subordinated to the indebtedness and other obligations of our subsidiaries, including claims with respect to insurance policies and trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings. As of June 30, 2016, our subsidiaries had $155 million of indebtedness outstanding (exclusive of trade payables and insurance and other liabilities) consisting of the Advance.

Optional Redemption

          We may redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

            (1)     100% of the principal amount of the notes to be redeemed; and

            (2)     the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed.

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means Goldman, Sachs & Co., and its successors, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

          "Reference Treasury Dealer" means (1) Goldman, Sachs & Co., or its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, which we refer to as a "Primary Treasury Dealer", we will substitute another Primary Treasury Dealer and (2) any four other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with us.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          Notices of redemption will be mailed by first-class mail, or delivered electronically as to notes held through DTC in accordance with DTC's customary procedures, at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days and not less than 30 days before the redemption date, the particular notes or portions of the notes for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Sinking Fund

          The notes will not have the benefit of any sinking fund.

Restrictive Covenants

          The notes will be subject to the following restrictive covenants, which replace and supersede the restrictive covenants described in the accompanying prospectus:

  Limitations on Liens on Stock of Designated Subsidiaries

          Neither we nor any of our subsidiaries will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien (other than any lien in favor of us) on the capital stock of any subsidiary that is a designated subsidiary unless the notes (and, if we so elect, any other indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) are secured equally and ratably with such indebtedness for at least the time period this other indebtedness is so secured. Notwithstanding the foregoing, we may, without securing the notes or such other indebtedness, incur and/or assume liens existing on such capital stock before the acquisition thereof by us or by any designated subsidiary if (1) such lien was in existence prior to, and is not created in contemplation of or in connection with, such acquisition, (2) such lien will not apply to capital stock of any other designated subsidiary and (3) such lien will secure only those obligations which it secures on the date of such acquisition, and extensions, renewals and replacements of the foregoing obligations that do not increase the maximum principal amount secured by such liens and do not extend to capital stock of any other designated subsidiary.

  Limitation on Sales of Capital Stock of Designated Subsidiaries

          Neither we nor any of our designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of any subsidiary that is a designated subsidiary at the time of such issuance, sale, transfer or disposition, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless (1) we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair market value of the capital stock or (2) we sell, transfer or otherwise dispose of any capital stock of a designated subsidiary for at least fair market value (in the opinion of our board of directors) and, after giving effect thereto, we and our subsidiaries would own more than 80% of the issued and outstanding voting stock of such designated subsidiary.

  Certain Definitions

          "Capital stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

          "Designated subsidiary" means any present or future consolidated subsidiary of ours, the consolidated shareholder's equity of which constitutes at least 15% of our consolidated shareholders' equity. As of June 30, 2016, our designated subsidiaries were MGIC, our principal subsidiary through which we conduct our main business, and MGIC Reinsurance Corporation of Wisconsin, our principal reinsurance subsidiary.

          "Indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on, indebtedness of that person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

  •
  all capitalized lease obligations of that person, as determined under GAAP in effect on the issue date of the notes without giving effect to any phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the issue date of the notes;

  •
  all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and current liabilities arising in the ordinary course of business, deferred purchase price obligations due and payable within 90 days and operating leases, as determined under GAAP in effect on the issue date of the notes without giving effect to any phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the issue date of the notes);

  •
  all obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, banker's acceptance or any similar credit transaction securing obligations entered into in the ordinary course of business); provided that such obligations shall not constitute Indebtedness except to the extent drawn and not repaid within five business days;

  •
  the net obligations of that person under interest swap agreements, interest rate cap agreements and interest collar agreements and other agreements or arrangements designed to protect that person against fluctuations in interest rates;

  •
  all obligations of the type referred to above of other persons for which that person is responsible or liable as obligor, guarantor or in a similar capacity, except Indebtedness will not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;

  •
  all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person, the amount of this obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

          Notwithstanding the foregoing, Indebtedness of a person will exclude (i) post-closing payment adjustments in connection with the purchase by such person of any business to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due, (ii) customary indemnification obligations, (iii) indebtedness and other obligations that have been defeased, satisfied and discharged, repaid, retired, repurchased and/or redeemed in accordance with their terms and (iv) indebtedness of an entity or subsidiary formed for the primary purpose of purchasing or otherwise acquiring mortgage loans, receivables or other similar financial assets from us, one of our subsidiaries and/or third parties, financing such purchases or otherwise facilitating the financing thereof (including by securitization) and conducting activities related thereto so long as the principal and interest on such indebtedness is not guaranteed by us or any of our other subsidiaries and such indebtedness is without recourse to us or any of our other subsidiaries, other than for breaches of representations, warranties, covenants and related indemnities that are customary for securitization financings and similar transactions.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred stock" in respect of any corporation means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such corporation.

          "Subsidiary" means, with respect to us:

            (1)     any corporation of which at least a majority of the outstanding stock having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors of such corporation, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries (or any combination thereof);

            (2)     any partnership (a) of which we or one of our subsidiaries is the sole general partner or the managing general partner or (b) the only general partners of which are us or one or more of our subsidiaries (or any combination thereof); or

            (3)     any other business entity of which more than 50% of the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or the substantial equivalent thereof is at the time owned or controlled, directly or indirectly, by us or one or more of our subsidiaries (or a combination thereof).

Events of Default

          Each of the following will be an event of default with respect to the notes:

  •
  default for 30 days in the payment of any interest on the notes;

  •
  default in the payment of principal or any premium on the notes;

  •
  a default in the performance of our obligations under the covenant described under the caption "Consolidation, Merger and Sale of Assets" in the accompanying prospectus under the heading "Description of Debt Securities";

  •
  default in the performance of any other covenant or warranty in the indenture or the notes that continues for 60 days after written notice of such default by the trustee or holders of at least 25% of the outstanding principal amount of notes;

  •
  a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 120 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

  •
  specified events in bankruptcy, insolvency or reorganization.

          In addition, under the indenture, a failure to pay when due at maturity or a default that results in the acceleration of maturity of any other debt of ours or our designated subsidiaries in an aggregate outstanding amount of $50 million or more is also an event of default, unless the acceleration is rescinded, stayed or annulled, or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent or reserve sufficient to discharge the debt within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in principal amount of the outstanding debt securities of the series in default.

          We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indenture. The trustee may withhold notice of any default to the holders of the notes, except a default on principal or interest payments on the notes, if it considers it in the interest of the holders to do so.

          If an event of default occurs and continues, then either the trustee or the holders of not less than 25% in principal amount of the outstanding notes in default may declare the principal amount immediately due and payable by written notice to us and, if given by the holders, to the trustee. Upon any such declaration of acceleration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding notes may, under some circumstances, rescind and annul the acceleration.

          Except for some duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, then the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the notes.

          No holder of notes may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture unless the holder first gives the trustee written notice of a continuing event of default, the holders of at least 25% in principal amount of the outstanding notes in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity and the trustee fails to institute the proceeding for 60 days after the written request and has not received from holders of a majority in principal amount of the outstanding notes in default a direction inconsistent with that request. However, the holder of any notes has the absolute right to receive payment of the principal of and any premium or interest on the notes on or after the stated due dates and to take any action to enforce any payment of principal of and any interest on the notes.

Notices

          We will mail notices and communications to a holder's address as shown on the notes register (or, as to notes held through DTC, electronically in accordance with DTC's customary procedures).

Paying Agents And Transfer Agents

          The trustee will be the paying agent and transfer agent for the notes.

The Trustee

          U.S. Bank National Association is the trustee under the indenture. We and our subsidiaries maintain banking relationships in the ordinary course of business with affiliates of the trustee. An affiliate of the trustee is a customer of MGIC.

Global Notes; Book-Entry System

  Global Notes

          The notes will be issued initially in book-entry form and will be represented by one or more global notes in fully registered form without interest coupons which will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as "DTC", and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the limited circumstances described below.

          All interests in the global notes will be subject to the rules and procedures of DTC.

  Certain Book-Entry Procedures for the Global Notes

          The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we nor the underwriters takes any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

          DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the "indirect participants", that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

          We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global note; and

  •
  ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership of beneficial interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

          So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

          Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

          Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

          Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          We obtained the information in this section and elsewhere in this prospectus concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Notes

          We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  an event of default has occurred and is continuing; or

  •
  we determine not to have the notes represented by a global security.

          Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued in certificated form.

DESCRIPTION OF OTHER INDEBTEDNESS

          The following is a general description of the material provisions of certain of our existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness. You should read the indentures for our 5% Convertible Senior Notes due in May 2017, our 2% Convertible Senior Notes due in April 2020 and our 9% Convertible Junior Subordinated Debentures due in April 2063, which are incorporated by reference into exhibits to the registration statement of which this prospectus supplement forms a part.

          As of June 30, 2016, we had the following carrying amounts (which are net of debt issuance costs) outstanding on our long-term debt:

June 30, 2016 (in thousands)

5% Convertible Senior Notes due May 2017	$144,470
2% Convertible Senior Notes due April 2020	491,854
9% Convertible Junior Subordinated Debentures due in April 2063	256,872
FHLB Advance due February 2023	155,000

Convertible Senior Notes

          As of June 30, 2016, we had outstanding $145.0 million principal amount of unsecured 5% Convertible Senior Notes due May 2017. These notes bear interest at the rate of 5% per annum, payable semi-annually on May 1 and November 1 of each year. These notes may not be redeemed at our election before maturity. Holders of these notes may convert their notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon a conversion, we will deliver shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted divided by (B) $1,000, multiplied by (ii) the then-applicable conversion rate for each $1,000 principal amount of notes. The conversion rate is currently 74.4186 shares of common stock per $1,000 principal amount and is subject to adjustment in certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events, holders shall have the right at their option to require us to repurchase for cash all of its notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay in cash is equal to 100% of the principal amount of notes to be repurchased plus accrued and unpaid interest, if any, thereon to (but excluding) the repurchase date. These notes will rank equally in right of payment to the notes offered by this prospectus supplement.

          As of June 30, 2016, we had outstanding $500.0 million principal amount of unsecured 2% Convertible Senior Notes due April 2020. These notes bear interest at the rate of 2.00% per annum, payable semi-annually on April 1 and October 1 of each year. Holders of these notes may convert their notes from January 1, 2020 through the maturity date. Holders of the notes will also be able to exercise their conversion rights prior to January 1, 2020, subject to certain conditions, only under certain circumstances, including if our common stock meets the sale price criteria in any calendar quarter. Upon a conversion, we will deliver shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted divided by (B) $1,000, multiplied by (ii) the then-applicable conversion rate for each $1,000 principal amount of notes. The conversion rate is currently 143.8332 shares per $1,000 principal amount and is subject to adjustment in certain events, but will not be adjusted for any accrued and unpaid interest. Prior to April 10, 2017, the notes are not redeemable. On any business day on or after April 10, 2017 we may redeem for cash all or part of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest, if the closing sale price of our common stock exceeds 130% of the then prevailing conversion price of the notes for at least 20 of the 30 trading days preceding notice of the redemption. These notes will rank equally in right of payment to the notes offered by this prospectus supplement. See "Use of Proceeds" and "Capitalization" for a discussion of the intended use of the proceeds of this offering to purchase a portion of these outstanding notes.

Convertible Junior Subordinated Debentures

          As of June 30, 2016, we had outstanding $256.9 million principal amount of 9% Convertible Junior Subordinated Debentures due April 2063, which amount excludes $132.7 million of such debentures held by MGIC. These debentures bear interest at the rate of 9% per annum, payable semi-annually on April 1 and October 1. Holders may convert their debentures at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date. Upon a conversion, we will deliver shares of our common stock equal to, subject to adjustment, 74.0741 shares of common stock per $1,000 principal amount of debentures. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert their notes in connection with that corporate event in certain circumstances. We have the right, and may elect, to defer interest payable under the debentures in the future. If a holder elects to convert its debentures, the interest that has been deferred on the debentures being converted is also convertible into shares of our common stock. The conversion rate for such deferred interest is based on the average price that our shares traded at during a 5-day period immediately prior to the election to convert the associated debentures. We may elect to pay cash for some or all of the shares issuable upon a conversion of the debentures. We may redeem the debentures in whole or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the debentures being redeemed, plus any accrued and unpaid interest, if the closing sale price of our common stock exceeds 130% of the then prevailing conversion price of the debentures for at least 20 of the 30 trading days preceding notice of the redemption. These debentures will rank junior in right of payment to the notes offered by this prospectus supplement.

Federal Home Loan Bank Advance

          As of June 30, 2016, we had outstanding $155.0 million in the form of the Advance from the Federal Home Loan Bank of Chicago ("FHLB"). Interest on the Advance is payable monthly at an annual rate, fixed for the term of the Advance, of 1.91%. The principal of the Advance matures on February 10, 2023. MGIC may prepay the Advance at any time. Such prepayment would be below par if interest rates have risen after the Advance was originated, or above par if interest rates have declined. The Advance is secured by eligible collateral whose market value must be maintained at 102% of the principal balance of the Advance. MGIC provided eligible collateral from its investment portfolio.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of the material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. Holders and by Non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

          For purposes of this summary, a "U.S. Holder" is a beneficial owner of notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code ("United States persons"), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

          For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of notes that is neither a U.S. Holder nor an entity (including an arrangement treated for U.S. federal income tax purposes as an entity) that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity". If an entity classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

          This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons that purchase or sell notes as part of a wash sale for tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences or U.S. estate and gift tax consequences, and does not address any aspects of state, local, or foreign taxation. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as "capital assets" within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

          This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws.

Tax Consequences to U.S. Holders

  Interest and Original Issue Discount on the Notes

          It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount ("OID") for federal income tax purposes. Accordingly, a U.S. Holder will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, in accordance with the U.S. Holder's method of tax accounting.

  Sale, Exchange or Repurchase of the Notes

          In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. Holder, reduced by any payments (other than payments of stated interest) made on such note. A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other taxable disposition of a note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

  Unearned Income Medicare Contribution Tax

          A 3.8% Medicare contribution tax will be imposed on the "net investment income" of certain United States individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property (such as the notes), less certain deductions.

  Backup withholding and information reporting

          In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the notes. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

          Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

  Interest on the Notes

          Interest earned on a note by a Non-U.S. Holder will be considered "portfolio interest", and (subject to the discussion below under "— Backup withholding and information reporting" and "— Foreign Account Tax Compliance") will not be subject to U.S. federal income tax or withholding, if:

  •
  the Non-U.S. Holder is neither (i) a "controlled foreign corporation" that is related to the Company as described in Section 881(c)(3)(C) of the Code, (ii) a bank receiving the interest on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of the equity interests in the Company;

  •
  the certification requirements described below are satisfied; and

  •
  the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder.

          In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that includes the beneficial owner's name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person that otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person that otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with certain other documentary evidence in the case of a note held through a qualified intermediary.

          Any payments to a Non-U.S. Holder of interest that do not qualify for the "portfolio interest" exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS W-8BEN-E (or a suitable substitute form).

          Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

  Disposition of Notes

          Subject to the discussion below under "— Backup withholding and information reporting" and "— Foreign Account Tax Compliance", any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in "— Taxation of Non-U.S. Holders — Interest") recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

  •
  the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

  •
  in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

          In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

          An individual Non-U.S. Holder described in the second bullet point above will, unless an applicable income tax treaty provides otherwise, be subject to a flat 30% tax on such gain, which may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

  Backup withholding and information reporting

          Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

          Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

          The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States: information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a United States person and certain other conditions are met, or the holder otherwise establish an exemption; and backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

          Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  Foreign Account Tax Compliance

          Under the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax will be imposed on interest paid with respect to the notes (and payments of proceeds from the sale or other disposition of notes after December 31, 2018) to "foreign financial institutions" (including non-U.S. investment funds) or "non-financial foreign entities" (each as defined in the Code) (whether such foreign financial institutions or non-financial foreign entities are acting as beneficial owners or intermediaries), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution generally will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders (including certain debt and equity holders), comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations, may modify these requirements. A non-financial foreign entity generally will need to provide either the name, address, and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership, to avoid withholding, unless certain exceptions apply.

          Prospective investors are encouraged to consult their own tax advisors regarding the application of FATCA to investments in the notes. Prospective investors are also encouraged to consult their banks or brokers about the likelihood that payments to those banks or brokers (for credit to such investors) will become subject to withholding in the payment chain. Investors in the notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING

          We and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase notes in the principal amounts indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$382,500,000
Morgan Stanley & Co. LLC	42,500,000

Total	$425,000,000

          The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

          The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement. After the initial public offering of the notes, the public offering prices and other selling terms may be changed by the representative.

          The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us

Per note	1.625%
Total	$6,906,250

          We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $1,200,000.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

          The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Naked" short sales are any sales in excess of such required purchase amount. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our notes or stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of our notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Selling Restrictions

          Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

          Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers notes or has in its possession or distributes the prospectus or any other material.

  European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of the notes may not be made to the public in that Relevant Member State other than:

  (a)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the several underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

          For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU.

  United Kingdom

          Each underwriter has represented and agreed that, in connection with the distribution of the notes,

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  Japan

          The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

  Canada

          The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Hong Kong

          The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

          This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries' rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Other Relationships

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

          Specifically, Goldman, Sachs & Co. advised us with respect to the repurchase of the 2020 Convertible Notes and 2063 Convertible Debentures. Goldman, Sachs & Co. received customary compensation for its services in connection with the such repurchases. Goldman, Sachs & Co. may also act as our agent in connection with any open market repurchases of our shares of common stock as described under "Use of Proceeds."

          Also, Donald T. Nicolaisen, one of our directors, is a director of Morgan Stanley, the indirect parent of Morgan Stanley & Co. LLC.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-10816). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov or on our website located at http://mtg.mgic.com.

          We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus supplement.

          We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus supplement and accompanying prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015.

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 (including, without limitation, Exhibit 99 thereto).

  •
  Our Current Reports on Form 8-K filed on February 11, 2016, April 14, 2016 and April 28, 2016.

          You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

MGIC Investment Corporation
250 E. Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Secretary
(414) 347-6480

 VALIDITY OF SECURITIES

          The validity of the securities being offered by this prospectus supplement has been passed upon for us by Foley & Lardner LLP. Certain legal matters in connection with this offering are being passed upon for the underwriters by Mayer Brown LLP.

PROSPECTUS

MGIC INVESTMENT CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

          We may offer these securities in amounts, at prices and on terms determined at the time of offering.

          Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol "MTG".

          We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

          You should read this prospectus, any supplement and any other offering material carefully before you invest.

          See "Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable, and in any applicable prospectus supplement or other offering material or in such other document to which we refer you in the applicable prospectus supplement or other offering material for a discussion of certain risks that prospective investors should consider before investing in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2016.

Limitations On Ownership Of Our Voting Securities

          MGIC Investment Corporation owns Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation, both of which are insurance companies domiciled in Wisconsin. Wisconsin's insurance regulations generally provide that no person may acquire control of us unless the transaction in which control is acquired has been approved by the Office of the Commissioner of Insurance for the State of Wisconsin (the "OCI"). The regulations provide for a rebuttable presumption of control when a person directly or indirectly owns or has the right to vote more than 10% of the voting securities. In addition, the insurance regulations of other states in which Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation are licensed insurers require notification to the state's insurance department a specified time before a person acquires control of us. If regulators in these states disapprove the change of control, our licenses to conduct business in the disapproving states could be terminated. In addition, the OCI may seize securities owned by a person who has or is proposing to acquire securities in violation of the Wisconsin statute. Accordingly, any investor that may through its ownership, and the ownership of affiliates or other third parties whose holdings are required to be aggregated with those of such investor, of common stock or other securities that are considered to be voting securities be deemed to own more than 10% of MGIC Investment Corporation's common stock, should consult with its legal advisors to ensure that it complies with applicable requirements of applicable law.

i

ii

ABOUT THIS PROSPECTUS

          Unless the context otherwise requires, references in this prospectus to "our company", "we", "us", "our" or "ours" refer to MGIC Investment Corporation and its consolidated subsidiaries. References to "MGIC" refer to Mortgage Guaranty Insurance Corporation and references to "MIC" refer to MGIC Indemnity Corporation. MGIC and MIC are our primary insurance subsidiaries.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading "Where You Can Find More Information".

          You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making offers to sell or soliciting offers to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

          This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material may contain forward-looking statements. Forward-looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe", "anticipate", "will", or "expect" or words of similar import, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include those listed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable, and in any applicable prospectus supplement or other offering material or in such other document to which we refer you in the applicable prospectus supplement or other offering material. The forward-looking statements included in this prospectus, any applicable prospectus supplement and any other offering material, or in the documents incorporated by reference herein or therein, are made only as of the date of the prospectus, applicable prospectus supplement, other offering material or incorporated document. We assume no obligation, and disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

 THE COMPANY

          We are a holding company and through wholly-owned subsidiaries we provide private mortgage insurance. In 2015, our net premiums written were $1.0 billion and our primary new insurance written was $43.0 billion. As of March 31, 2016, our direct primary insurance in force was $175.0 billion and our direct primary risk in force was $45.6 billion. As of March 31, 2016, our principal mortgage insurance subsidiary, MGIC, was licensed in all 50 states of the United States, the District of Columbia, Puerto Rico and Guam. During 2015, we wrote new insurance in each of those jurisdictions. In addition to mortgage insurance on first mortgage loans, we, through subsidiaries other than MGIC, provide lenders with various underwriting and other services and products related to home mortgage lending.

          We are a Wisconsin corporation. Our principal office is located at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and our telephone number is 414-347-6480.

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities as set forth in the applicable Prospectus Supplement and/or other offering material.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended	Years Ended December 31,

	March 31, 2016	2015	2014	2013	2012		2011

Ratios of earnings to fixed charges	8.0	8.0	4.6	0.4		(1)		(1)

(1)
Total earnings were insufficient to cover fixed charges by $928.6 million and $484.3 million in 2012 and 2011, respectively. Total net loss includes net losses incurred of $2.1 billion and $1.7 billion in 2012 and 2011, respectively.

          For purposes of computing the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

          We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

          We may issue senior or subordinated debt securities, which we collectively refer to as "debt securities". The following describes general terms that apply to the debt securities. We will describe the particular terms of any debt securities more specifically in a prospectus supplement and, where applicable, pricing supplement or other offering material relating to those debt securities.

          We will issue the senior debt securities under an indenture between us and U.S. Bank National Association, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. We will issue the subordinated debt securities under a subordinated indenture entered into between us and a trustee that we expect will substantially be in the form which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

          We summarize below selected provisions of the indentures. Since this is only a summary, it does not contain all of the information that may be important to you. Unless the parenthetical section references in this prospectus identify either the senior indenture or the subordinated indenture, the references are to sections of both of the indentures. We encourage you to read the indentures.

General

          Neither indenture limits the aggregate principal amount of debt securities which we may issue and both provide that we may issue debt securities thereunder from time to time in one or more series. (Section 3.1). The senior indenture does not limit the amount of other indebtedness or debt securities, other than some secured indebtedness as described below, which we or our subsidiaries may issue. The subordinated indenture does not limit the amount of other indebtedness or debt securities, which we or our subsidiaries may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series. (Section 3.1).

          Unless we otherwise provide in an applicable prospectus supplement or other offering material, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless we otherwise provide in an applicable prospectus supplement or other offering material, the subordinated debt securities will rank as set forth in the section titled "Subordination" below.

          We are a holding company and we conduct our operations through subsidiaries. The payment of dividends from our insurance subsidiaries, which prior to raising capital in the public markets in 2008, 2010 and 2013 had been the principal source of our holding company cash inflow, is restricted by insurance regulation. MGIC is the principal source of dividend-paying capacity and OCI authorization is required for MGIC to pay dividends. MGIC did not paid any dividends to our holding company from 2009-2015. However, in the first quarter of 2016, the OCI authorized MGIC to pay, and in April 2016 MGIC paid, a dividend of $16 million to our holding company. We expect to continue to receive quarterly dividends. We discuss these dividend restrictions and differences between statutory accounting principles and generally accepted accounting principles in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is one of the documents we hereby incorporate by reference. See "Where You Can Find More Information".

          Contractual provisions, insurance and other laws and regulations, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain the cash required to pay our obligations, including payments on our debt securities. The debt securities will be effectively subordinated to the obligations of our subsidiaries, including claims with respect to insured policies. This means that holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

          Terms.    We will describe in a prospectus supplement or other offering material the following terms of the debt securities offered by that supplement or material:

  •
  the title of the debt securities and the series in which those debt securities are included;

  •
  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

  •
  the date or dates on which we must pay principal;

  •
  the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

  •
  the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

  •
  the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

  •
  the terms and conditions on which we may, or may be required to, redeem the debt securities;

  •
  the terms and conditions of any sinking fund;

  •
  if other than denominations of $1,000 and integral multiples thereof, the denominations in which we may issue the debt securities;

  •
  the amount we will pay if the maturity of the debt securities is accelerated;

  •
  whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  any addition to or changes in the events of default or covenants that apply to the debt securities;

  •
  whether the debt securities will be defeasible; and

  •
  any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities. (Section 3.1).

          Payments.    Unless we state otherwise in an applicable prospectus supplement or other offering material, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in an applicable prospectus supplement or other offering material all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 3.7 and 10.2).

          Registration, Transfer and Exchange.    Unless we state otherwise in an applicable prospectus supplement or other offering material, holders of debt securities may present debt securities for transfer or exchange debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount at the office or agency we maintain for that purpose. That office will initially be the corporate trust office of the trustee. The debt securities must be duly endorsed or accompanied by a written instrument of transfer if we or the security registrar so require. We will not require any service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or other expenses payable in connection with the transfer or exchange. We will not be required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Unless we state otherwise in the applicable prospectus supplement, the trustee will be the initial security registrar for each series of debt securities. (Section 3.5). We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable. (Section 10.2).

          Denominations; Global Securities.    Unless we state otherwise in an applicable prospectus supplement or other offering material, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. (Section 3.2). The debt securities may be represented in whole or in part by one or more global debt securities. We will register each global security in the name of a depositary or its nominee. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.

          Limited Restrictions on Additional Indebtedness.    Unless we state otherwise in an applicable prospectus supplement or other offering material, and other than as described below under "— Limitations on Liens on Stock of Designated Subsidiaries in the Senior Indenture" (although the restriction described below may be made inapplicable if so stated in an applicable prospectus supplement or other offering material), neither indenture limits our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.

Certain Restrictions in the Senior Indenture

          For purposes of the lien limitation and sales of capital stock restrictions described below and this definition, a "subsidiary" is an entity of which more than 50% of the interests entitled to vote in the election of directors or managers is owned by any combination of us and our subsidiaries.

          Limitations on Liens on Stock of Designated Subsidiaries in the Senior Indenture.    Unless this restriction is made inapplicable as stated in an applicable prospectus supplement or other offering material, neither we nor any of our subsidiaries will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien on the capital stock of any designated subsidiary unless the senior debt securities (and, if we so elect, any other indebtedness of ours that is not subordinate to the senior debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) are secured equally and ratably with this indebtedness for at least the time period this other indebtedness is so secured. (Section 10.5).

          "Designated subsidiary" means any present or future consolidated subsidiary of ours, the consolidated shareholder's equity of which constitutes at least 15% (or such other higher percentage as may be specified in an applicable prospectus supplement or other offering material) of our consolidated shareholders' equity. As of March 31, 2016, our designated subsidiaries under such 15% threshold were MGIC and MGIC Reinsurance Corporation of Wisconsin.

          "Indebtedness" means, with respect to any person, for purposes of this covenant:

  •
  the principal of and any premium and interest on, indebtedness of the person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

  •
  all capitalized lease obligations of that person;

  •
  all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement;

  •
  all obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business);

  •
  all obligations of the type referred to above of other persons and all dividends of other persons of which that person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person, the amount of this obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1).

          Limitations on Sales of Capital Stock of Designated Subsidiaries in the Senior Indenture.    Unless this restriction is made inapplicable as stated in an applicable prospectus supplement or other offering material, neither we nor any of our designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of a designated subsidiary, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair value of the capital stock. (Section 10.6).

Consolidation, Merger and Sale of Assets

          We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us, unless:

  •
  if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States or any state and assumes our obligations under the debt securities;

  •
  immediately after the transaction, no event of default occurs and continues; and

  •
  we meet other conditions specified in the indenture. (Section 8.1).

Modification and Waiver

          We and the applicable trustee may modify and amend an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture. However, without the consent of each holder, we cannot modify or amend the applicable indenture in a way that would:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on or payment of any additional amounts under, any debt security;

  •
  reduce the principal amount of, or the interest rate on, any debt security;

  •
  reduce the principal payable upon acceleration, or provable in bankruptcy, of any debt security issued with original issue discount;

  •
  change the redemption provisions or adversely affect the right of prepayment of any debt security;

  •
  change the place or currency of payment of principal or interest on any debt security;

  •
  impair the right to sue to enforce any payment on any debt security after it is due;

  •
  reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with some requirements of the indenture or some defaults or reduce the quorum requirements of meetings of holders of debt securities;

  •
  modify the provisions of the indenture summarized in this paragraph; or

  •
  make any change that adversely affects the rights to convert or exchange any debt securities. (Section 9.2).

          The holders of a majority in aggregate principal amount of outstanding debt securities of any series may waive our compliance with some restrictive covenants of the applicable indenture with respect to the outstanding debt securities of that series. (Section 10.8 of the senior indenture and Section 10.6 of the subordinated indenture). The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to outstanding debt securities of that series. This waiver will be binding on all holders of debt securities of that series. However, these holders may not waive a default in the payment of principal or of premium or interest on any debt security of that series or in respect of a provision of the applicable indenture that cannot be modified or amended without each holder's consent. (Sections 5.8 and 5.13).

Events of Default

          Each of the following will be an event of default with respect to a series of debt securities:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of principal or any premium on any debt security of that series;

  •
  default in the deposit of any sinking fund payment with respect to that series;

  •
  default in the performance of any other covenant or warranty in the applicable indenture or the securities of that series that continues for 60 days (or such higher number of days, for all covenants and warranties or with respect to one or more particular covenants or warranties, as may be specified in an applicable prospectus supplement or other offering material) after written notice of such default by the trustee or holders of at least 25% of the outstanding principal amount of that series; and

  •
  specified events in bankruptcy, insolvency or reorganization. (Section 5.1).

          In addition, under the senior indenture, a failure to pay when due at maturity or a default that results in the acceleration of maturity of any other debt of ours or our designated subsidiaries in an aggregate amount of $40 million or more (or such higher amount as may be specified in an applicable prospectus supplement or other offering material) is also an event of default, unless the acceleration is rescinded, stayed or annulled, or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in principal amount of the outstanding debt securities of the series in default. (Section 5.1 of the senior indenture).

          We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the applicable indenture. (Section 10.9 of the senior indenture and Section 10.7 of the subordinated indenture). The trustee may withhold notice of any default to the holders of debt securities of any series, except a default on principal or interest payments on debt securities of that series, if it considers it in the interest of the holders to do so. (Section 6.3).

          If an event of default occurs and continues, then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us and, if given by the holders, to the trustee. Upon any declaration of default, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 5.2).

          Except for some duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders unless the holders offer the trustee reasonable security or indemnity. (Section 6.2). If the holders provide this security or indemnity, then the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series. (Section 5.12).

          No holder of a debt security may bring any lawsuit or other proceeding with respect to the applicable indenture or for any remedy under the indenture unless the holder first gives the trustee written notice of a continuing event of default, the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity and the trustee fails to institute the proceeding for 60 days after the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request. (Section 5.7). However, the holder of any debt security has the absolute right to receive payment of the principal of and any premium or interest on the debt security on or after the stated due dates and to take any action to enforce any payment of principal of and any interest on the debt security. (Section 5.8).

Discharge, Defeasance and Covenant Defeasance

          We may discharge some obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year or are scheduled for redemption within one year by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on the debt securities to the date of deposit, if the debt securities have become due and payable, or to the maturity date, as the case may be. (Section 4.1).

          Unless we state in the applicable prospectus supplement or other offering material that the following provisions do not apply to the debt securities of that series, we may elect either:

  •
  to defease and be discharged from all obligations with respect to the debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of some events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust, also referred to as defeasance; or

  •
  to be released from our obligations under the applicable indenture with respect to the debt securities under some covenants as we describe in the prospectus supplement or other offering material, and our failure to comply with these obligations will not constitute an event of default with respect to the debt securities, also referred to as covenant defeasance. (Section 4.2).

          If we make either election, then the subordinated indenture's provisions relating to subordination will cease to be effective.

          Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. (Section 4.2).

          Such a trust may be established for senior debt securities only if, among other things:

  •
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

  •
  no event of default, or event which with notice or lapse of time would become an event of default, has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture. (Section 4.2).

          Such a trust may be established for subordinated debt securities only if, among other things, all of the foregoing has been met and, in addition:

  •
  no default in the payment of any principal of or premium or interest on any senior indebtedness has occurred and continues;

  •
  no event of default with respect to any senior indebtedness has resulted in such indebtedness becoming due and payable prior to the date on which it would otherwise have become due and payable; and

  •
  no other event of default with respect to any senior indebtedness has occurred and continues, permitting the holders of such senior indebtedness, or a trustee on behalf of such holders, to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 4.2 of the subordinated indenture).

Governing Law

          The indentures and the debt securities are governed by and will be interpreted under the laws of the State of New York. (Section 1.13).

Information Concerning the Trustee

          Subject to the provisions of the Trust Indenture Act of 1939, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 6.2).

          U.S. Bank National Association, the trustee under the senior indenture, is a customer of MGIC, and we maintain other relationships with U.S. Bank.

Subordination

          The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior indefeasible payment in full in cash of all senior indebtedness. (Section 16.2 of the subordinated indenture).

          The term "senior indebtedness" is defined as:

  •
  all of our indebtedness, whether outstanding on the date of the issuance of the subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument (such indebtedness in this definition is referred to as "Indebtedness");

  •
  all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  all of our reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

  •
  all of our conditional sales agreements or agreements or obligations to pay deferred purchase prices, other than in the ordinary course of business;

  •
  all of our obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect against fluctuations in interest rates or foreign exchange rates;

  •
  all obligations of the types referred to in the clauses above of another person, the payment of which we are responsible or liable for as obligor, guarantor or otherwise; and

  •
  amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding anything to the contrary in the foregoing, "senior indebtedness" will not include:

  •
  trade accounts payable or indebtedness incurred for the purchase of goods, materials or property in the ordinary course of business, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business,

  •
  any indebtedness which by its terms is expressly made pari passu with or subordinated to the subordinated debt securities,

  •
  obligations that we owe to our subsidiaries,

  •
  the Indebtedness of ours that is the 9% Convertible Junior Subordinated Debentures issued under the indenture dated as of March 28, 2008, as the same may be amended or modified from time to time, or

  •
  any of our Indebtedness (and any accrued and unpaid interest in respect of such Indebtedness) which by its terms is subordinate or junior in right of payment and similar matters to any other Indebtedness of ours unless such Indebtedness is expressly made senior to the subordinated debt securities (in which event such Indebtedness shall be

    "senior indebtedness" with the same effect as if expressly listed above); for the avoidance of doubt, it is understood that any Indebtedness that is subordinate or junior in right of payment and similar matters to any other Indebtedness of our but is not expressly made senior to the subordinated debt securities shall be pari passu with the subordinated debt securities.

          The prospectus supplement or other offering material relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings; and

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any senior indebtedness, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities.

          The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the applicable prospectus supplement or other offering material will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

          The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under "Discharge, Defeasance and Covenant Defeasance".

DESCRIPTION OF CAPITAL STOCK

          The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, by-laws and rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information".

General

          Our authorized capital stock consists of 1,000,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding.

Common Stock

          All of our issued and outstanding shares are, and the shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

          We are a holding company and prior to raising capital in the markets in 2008, 2010 and 2013 our principal source of cash was dividends from MGIC. Under applicable state insurance law, the amount of cash dividends and other distributions that can be paid from MGIC and our other insurance subsidiaries may be restricted. We describe these restrictions in general terms in the note to our consolidated financial statements that discusses dividend restrictions. We also discuss in the note to our consolidated financial statements that discusses statutory capital the differences between generally accepted accounting principles and statutory insurance accounting principles. One of the insurance law dividend restriction tests is based on statutory policyholders' surplus, which is computed under statutory accounting principles by counting items as liabilities that are not counted as liabilities under generally accepted accounting principles. We discuss these restrictions and differences in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is one of the documents we incorporate by reference into this prospectus. See "Where You Can Find More Information".

          The holders of our common stock will be entitled to receive and share equally in any dividends as may be declared by our board of directors out of funds legally available for dividends. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. Also, because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

          Except as provided under Wisconsin law and except as may be determined by our board of directors with respect to any series of preferred stock, only the holders of our common stock will be entitled to vote for the election of members of our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. Please see "Certain Statutory Provisions — Control Share Voting Restrictions". Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

          All shares of our common stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any preferred stock that may be outstanding. Holders of our common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

Common Share Purchase Rights

          On July 22, 1999, our board of directors declared a dividend of one common share purchase right for each outstanding share of common stock. Pursuant to the shareholder rights agreement, as amended and restated through July 23, 2015, under which the rights were issued, each right entitles the registered holder to purchase from us one-tenth of one common share for $45.00 per full common share (equivalent to $4.50 for each one-tenth of a share), subject to adjustment, once the rights become exercisable.

          The rights will not be exercisable until the earlier to occur of (1) 10 days after the public announcement, or our board of directors concluding, that a person or group has become an acquiring person or (2) 10 business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person (the earlier of such dates being called the "distribution date"), and until that time, the certificates (or book entries) that represent common stock will also evidence the rights. An "acquiring person" is any person that becomes a beneficial owner of 5% or more of our common stock, subject to certain exceptions.

          If there is a distribution date, then each right, subject to certain limitations, will entitle its holder to purchase, for $45.00, common shares with a market value of $90.00, based on the market price of the common shares prior to the distribution. Subject to extension, the rights will expire on the earliest to occur of (i) August 1, 2018, (ii) the time at which the rights are redeemed as provided in the shareholder rights agreement; (iii) the time at which the rights are exchanged as provided in the shareholder rights agreement; (iv) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if our board of directors determines that the shareholder rights agreement is no longer necessary for the preservation of certain tax benefits, including our net operating loss carryovers, that would have been affected by such section; and (v) the beginning of our taxable year to which our board of directors determines that no such tax benefits may be carried forward. The rights are redeemable at a price of $0.001 per right at any time prior to the time a person becomes an acquiring person. With certain specific exceptions, our board of directors may amend the rights in any respect without the consent of the holders of the rights.

Preferred Stock

          Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board of directors may, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. In connection with the amendment of our articles of incorporation that authorized preferred stock, our board of directors and management represented that they will not issue, without prior shareholder approval, preferred stock (1) for any defensive or anti-takeover purpose, (2) to implement any shareholder rights plan, or (3) with features intended to make any attempted acquisition of our company more difficult or costly. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

          If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  •
  the liquidation preference of the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

          It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; and

  •
  delaying or preventing a change in control of our company.

Statutory Provisions

          Business Combination Statute.    Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of "business combinations" between a "resident domestic corporation" and an "interested shareholder". A "business combination" is defined to include any of the following transactions:

  •
  a merger or share exchange;

  •
  a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the market value of the stock or consolidated assets of the resident domestic corporation or 10% of its consolidated earning power or income;

  •
  the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

  •
  the adoption of a plan of liquidation or dissolution; or

  •
  certain other transactions involving an interested shareholder.

          A "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act of 1934 and that, as of the relevant date, satisfies any of the following:

  •
  its principal offices are located in Wisconsin;

  •
  it has significant business operations located in Wisconsin;

  •
  more than 10% of the holders of record of its shares are residents of Wisconsin; or

  •
  more than 10% of its shares are held of record by residents of Wisconsin.

          We are a resident domestic corporation for purposes of these statutory provisions.

          An interested shareholder is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned 10% of the voting power of its then outstanding voting stock within the last three years.

          Under this law, we cannot engage in a business combination with an interested shareholder for a period of three years following the date such person becomes an interested shareholder, unless our board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested shareholder, in each case before such acquisition of stock. We may engage in a business combination with an interested shareholder after the three-year period with respect to that shareholder expires only if one or more of the following conditions is satisfied:

  •
  our board of directors approved the acquisition of the stock that resulted in the person becoming an interested shareholder prior to such acquisition;

  •
  the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

          Fair Price Statute.    Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law also regulates certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant shareholder (or, in certain cases, an affiliate of the significant shareholder) and a resident domestic corporation such as us. A "significant shareholder" for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of the resident domestic corporation, or is an affiliate of the resident domestic corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation within the last two years. Any such transaction must be approved by 80% of the voting power of the resident domestic corporation's stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

  •
  the aggregate value of the per share consideration is at least equal to the highest of:

  •
  the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

  •
  the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

  •
  the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

  •
  the consideration is to be received in either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares previously acquired by it.

          Control Share Voting Restrictions.    Under Section 180.1150 of the Wisconsin Business Corporation Law, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares. Our articles do not provide otherwise.

          Defensive Action Restrictions.    Section 180.1134 of the Wisconsin Business Corporation Law provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following:

  •
  acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares; or

  •
  sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

          We currently have more than three independent directors. The foregoing restrictions may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over market price.

          Insurance Regulations.    Wisconsin's insurance statutes and regulations generally provide that no person may acquire control of us unless the transaction in which control is acquired has been approved by the OCI. The regulations provide for a rebuttable presumption of control when a person directly or indirectly owns or has the right to vote more than 10% of the voting securities. In addition, the insurance regulations of other states in which MGIC and MIC are licensed insurers require notification to the state's insurance department a specified time before a person acquires control of us. If such states disapprove the change of control, our licenses to conduct business in the disapproving states could be terminated. In addition, the OCI may seize securities owned by a person who has or is proposing to acquire securities in violation of the Wisconsin statute.

DESCRIPTION OF DEPOSITARY SHARES

          We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the applicable prospectus supplement or other offering material.

          Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

          We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

          The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

          Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

          Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

          Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

          Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and, as security for the holders obligation to purchase the common stock or other securities, debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, which we refer to herein as "stock purchase units". The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

          The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

LEGAL OWNERSHIP AND BOOK ENTRY ISSUANCE

          Unless otherwise stated in an applicable prospectus supplement or other offering material, securities will be issued in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise stated in an applicable prospectus supplement or other offering material, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form, in each case for credit to accounts of direct or indirect participants in DTC as described below. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC). No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as stated below or in an applicable prospectus supplement or other offering material. Unless definitive securities are issued under the limited circumstances described below,

  •
  all references in this prospectus to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants; and

  •
  all references to payments and notices to holders refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

          The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

          DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants (including Euroclear and Clearstream). Investors in the global securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

          Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, warrant agent or unit agent as registered holders of the securities entitled to the benefits of our restated certificate of incorporation, as amended, and/or the applicable indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

          Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from participants. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

          Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and

Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

          Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

          DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under its certificate of incorporation or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

          Unless otherwise stated in the applicable prospectus supplement or other offering material, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when it is required to be so registered;

  •
  We execute and deliver to the relevant registrar, transfer agent, trustee, depositary, warrant agent and/or unit agent an order complying with the requirements of our articles of incorporation, as amended, and amended and restated bylaws or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement and/or unit agreement that this global security shall be so exchangeable; or

  •
  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of

  •
  notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

          In these circumstances, the global security will be exchangeable for securities registered in the names that DTC directs.

          DTC will generally not be required to notify its participants of the availability of definitive securities. When DTC surrenders the global security and delivers instructions for re-registration, the registrar, transfer agent, trustee, depositary, warrant agent or unit agent, as the case may be, will reissue the securities as definitive securities.

          Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

          Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of MGIC Investment Corporation, the trustees, any depositary, any agent or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

          We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

          Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

          The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

          Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the securities so offered and sold.

          If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

          If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

          Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

          If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

          Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

          We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

          We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

          Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

          Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

          Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

          Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

          The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-10816). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov or on our website located at http://mtg.mgic.com.

          We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

          We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our annual report on Form 10-K for the year ended December 31, 2015;

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2016;

  •
  our current report on Form 8-K filed with the SEC on February 11, 2016.

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, dated July 25, 1991, and any amendment or report updating that description; and

  •
  the description of our common share purchase rights contained in our Registration Statement on Form 8-A/A dated July 24, 2015, and any amendment or report updating that description.

          You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

  MGIC Investment Corporation
  MGIC Plaza
  250 East Kilbourn Avenue
  Milwaukee, Wisconsin 53202
  (414) 347-6480
  Attention: Secretary

          You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

          Foley & Lardner LLP will pass upon the validity of the securities offered pursuant to this prospectus for us.

EXPERTS

          The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$425,000,000

MGIC Investment Corporation

5.750% Senior Notes due 2023

Prospectus Supplement

August 2, 2016

Goldman, Sachs & Co.

Morgan Stanley